EXHIBIT 10.2

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is dated as of May  , 2026, by and between DATZ WORLD HOLDINGS CORP., a Nevada corporation (the “Seller”), FOUNDATION AI LLC, a Colorado limited liability company (the “Buyer”). Each of the Buyer and the Seller may be referred to in this Agreement individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined in this Agreement have the meanings given to such terms in the Merger Agreement (defined below).

RECITALS

WHEREAS, LB Media Group LLC, a Colorado limited liability company (the “Company”), is engaged in the business of providing cannabis-related marketing products and services (the “Business”);

WHEREAS, the Seller owns 100% of the outstanding membership interests (the “Interests”) of the Company;

WHEREAS, this Agreement is being entered into in connection with consummation of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization dated as of November 10, 2025 (the “Merger Agreement”), by and among Seller, LB Acquisition Corp., RagingBull.com, LLC, and the other parties thereto, and

WHEREAS, pursuant to this Agreement, the Seller desires to sell to the Buyers and the Buyer desires to purchase from the Seller, all of the Interests, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. PURCHASE AND SALE.

1.1 Purchase and Sale. Following the closing of the Merger Agreement (the “Effective Date”), effective immediately following the Effective Time and the effectiveness of the merger contemplated thereby (the “Merger”), and subject to the terms and conditions set forth in this Agreement, the Buyer hereby purchases, accepts and assumes from the Seller, and the Seller hereby sells, transfers, and assigns to the Buyer, all of the Interests, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”).

1.2 Closing. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Closing”) shall occur on the Effective Date by electronic exchange of signatures and deliverables, or at such other time, date and place as the Parties may mutually agree in writing.

(a) Seller Deliveries. At Closing, Seller shall deliver to Buyer:

(i) Interest assignments substantially in the form of Exhibit A hereto transferring the Interests to Buyer, duly executed by Seller; and

(ii) such other instruments of transfer as are reasonably necessary to effect the transactions contemplated hereby.

(b) Buyer Deliveries. At Closing, Buyer shall deliver to Seller:

(i) the Purchase Price; and

(ii) such other documents reasonably requested by Seller to evidence Buyer’s authority to consummate the transactions contemplated hereby.

1.3 Assumed Assets and Liabilities. The Parties acknowledge and agree that, from and after the Closing,

(a) The Company shall retain all of its contracts related to the Business, assets, intellectual property, liabilities including costs, fees and expenses of auditors and attorneys incurred prior to the date hereof (other than any liabilities related to Seller’s status as a publicly traded company), cash and cash equivalents, and all of the bank accounts in the Company’s name as of Closing.

(b) The Company shall assume all liable for, and the Buyers acknowledge and agree that the Company shall be responsible for payment of all obligations arising under or with respect to (i) the Small Business Administration Economic Injury Disaster Loan (the “SBA EIDL Loan”) currently outstanding with the Company as borrower and (ii) all repayment and other obligations arising in connection with shareholder loans made to the Company by Kurt Rossner, Mark Breen, and Michael Goerner.

2. CONSIDERATION. As consideration for the purchase of the Interests, on the Effective Date, the Buyer shall pay the Seller an aggregate amount equal to $750,000 (the “Purchase Price”). The Purchase Price shall be paid by the Buyer to the Seller at Closing by wire transfer of immediately available funds to the account designated in writing by the Seller.

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3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER. The Seller hereby represents and warrants to the Buyer as follows:

3.1 Good Standing; Qualification. The Company is a validly existing limited liability company and in good standing under the laws of the State of Colorado and is duly authorized and qualified to conduct business.

3.2 Authority; Binding Agreement. The Seller has the absolute and unrestricted right, power and authority to enter into and to perform the Seller’s obligations under this Agreement and the execution, delivery and performance by the Seller of this Agreement has been duly authorized by all necessary action on the part of the Seller. This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with the terms hereof, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and general equity principles.

3.3 Capitalization.

(a) The Interests constitute 100% of the issued and outstanding membership interest in the Company. All of the Interests have been duly authorized and are owned of record and beneficially by the Seller, free and clear of all Encumbrances. Upon the transfer, assignment and delivery of the Interests and payment therefor in accordance with the terms of this Agreement, Buyers shall own all of the Interests, free and clear of all Encumbrances.

(b) There are no outstanding or authorized options, warrants, convertible securities, phantom equity, profits interests, or other rights, agreements, or commitments relating to the Interests or obligating the Seller or the Company to issue or sell any membership interests of, or any other interest in the Company. There are no voting trusts, member agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Interests except as set forth in the Operating Agreement of the Company, dated as of May 13, 2013, as amended.

3.4 No Consents. No consent, approval, waiver, notice, or filing with any third party or governmental authority is required to be obtained or made by Seller or the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby except such consents, approvals, waivers, notices, and filings as have already been obtained or filed.

3.5 Title to Assets. The Company has good and valid title to, or a valid leasehold interest in or other right to use, all of the tangible and intangible assets, properties and rights used in, or necessary for the conduct of, the Business as currently conducted and as conducted in the ordinary course of business prior to the Effective Date. Such assets, properties and rights constitute all of the assets, properties and rights necessary to conduct the Business in all material respects in the manner in which the Business has been conducted in the ordinary course of business prior to the Effective Date. Except for the security interest or other Encumbrance, if any, securing the SBA EIDL Loan, all such assets, properties and rights are held by the Company free and clear of all Encumbrances.

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3.6 Taxes. All tax returns required to be filed by the Company for any tax period preceding the Effective Date have been, or will be, timely filed and are, or will be, true, complete and correct in all respects. all taxes due and owing by the Company (whether or not shown on any tax return) have been, or will be, timely paid. The Company has complied with withholding and information reporting obligations. No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Company. There are no pending or threatened actions or proceedings by any taxing authority against the Company.

3.7 Litigation. There is no litigation, action, suit, claim, notice of violation, investigation, audit or proceeding of any nature pending, or to the knowledge of the Seller, threatened, against the Company or any of its managers, officers, members or employees in their respective capacities; nor are there any facts or circumstances that could constitute a reasonable basis therefor; and there are no unsatisfied judgments or other orders made or rendered by any governmental authority against the Company. There is no litigation, action, suit, claim, notice of violation, investigation, audit or proceeding of any nature pending, or to the knowledge of the Seller, threatened, against the Seller or any of its officers, directors, members or employees in their respective capacities in such positions; nor are there any facts or circumstances that could constitute a reasonable basis therefor, in each case, that would reasonably be expected to restrict or impede the transactions contemplated by this Agreement or the Seller or the Company’s right or ability to consummate the transactions contemplated hereby. There are no unsatisfied judgments or other orders made or rendered by any governmental authority against the Seller or the Company.

3.8 Liabilities. Other than the SBA EIDL Loan and amounts billed on credit cards of the Company in the ordinary course of business in connection with the Business, the Company is not, and immediately following the Closing shall not be, liable for any indebtedness for borrowed money or interest thereon, whether as a borrower or a guarantor thereof, and has not otherwise guaranteed or become responsible for any such indebtedness of any other person. The Company is not and immediately following the Closing shall not be liable or responsible for any obligations or liabilities of the Seller, conditional, known, or unknown, including, without limitation, whether arising from or in respect of (a) indebtedness of the Seller, including, without limitation, Marshall Debt and notes issued to Bishop, or (b) the Seller’s status as a publicly traded company and the Seller’s compliance with relevant federal and state laws, rules, and regulations, including, without limitation, federal and state securities laws, reporting requirements, and laws governing the Seller’s obligations to the Seller’s shareholders.

3.9 No Brokers. No broker, finder, investment banker, business intermediary or other person is entitled to any brokerage, finder’s, financial advisory or similar fee, commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or the Company. The Seller shall be solely responsible for, and shall indemnify and hold harmless the Buyer, its members and managers, and the Company from and against, any such fee, commission, expense reimbursement or other payment claimed by any such person based upon arrangements made by or on behalf of the Seller or the Company.

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4. REPRESENTATIONS AND WARRANTIES OF BUYERS. Buyer represents and warrants to Seller as follows:

4.1 Authority; Binding Agreement. Buyer has the absolute and unrestricted right, power and authority to enter into and to perform Buyer’s obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with the terms hereof, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and general equity principles.

4.2 No Consents. No consent, approval, waiver, notice, or filing with any third party or governmental authority is required to be obtained or made by Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby except such consents, approvals, waivers, notices, and filings as have already been obtained or filed.

4.3 Litigation. There is no litigation, action, suit, claim, notice of violation, investigation, audit or proceeding of any nature pending, or to the knowledge of Buyer, threatened, against Buyer that would prevent or restrict Buyer’s right or ability to enter into the transactions contemplated by this Agreement.

4.4 No Brokers. No broker, finder, investment banker, business intermediary or other person is entitled to any brokerage, finder’s, financial advisory or similar fee, commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

5. COVENANTS

5.1 Non-Disclosure. Each Party agrees that it will not, at any time during the period commencing on the Effective Date and continuing for a period of two years thereafter, directly or indirectly, use, disclose, or publish any confidential information of the Company that the Seller may have learned or become aware of because of the Seller's prior ownership of or association with the Company, except as required by law or in connection with the enforcement of this Agreement.

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5.2 Further Assurances. Following the Effective Date, each of the Parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

6. INDEMNIFICATION.

6.1 Indemnification by Seller. From and after the Closing, Seller shall indemnify, defend and hold harmless each of the Buyer and the Company, and their respective affiliates, officers, members, managers, employees, agents, successors and assigns (collectively, the “Buyer Indemnitees”), from and against, and shall pay and reimburse each of them for, any and all losses, damages, liabilities, deficiencies, actions, claims, investigations, proceedings, demands, judgments, interest, awards, penalties, fines, costs or expenses (including, without limitation, all attorneys’ fees, costs and expenses) (collectively, “Losses”) arising out of, resulting from or relating to:

(a) any inaccuracy in or breach of, or any claim or cause of action that if true would constitute an inaccuracy in or breach of, any representation or warranty of Seller contained in this Agreement;

(b) any breach or non-fulfillment of any covenant or agreement of Seller contained in this Agreement; and

(c) any claim made by any equity holder or debt or warrant holder of Seller, or any former equity holder of the Company, arising out of or relating to the ownership of the Company or the transactions contemplated hereby, including any claim for fraudulent transfer, successor liability or similar theories asserted against the Company or the Buyers.

6.2 Indemnification by Buyer. From and after Closing, Buyer shall indemnify, defend and hold harmless the Seller and its affiliates, officers, directors, employees, agents, successors and assigns (collectively, the “Seller Indemnitees”) against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any representations or warranties of such Buyer contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant or agreement of each Buyer contained in this Agreement.

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6.3 Procedures; Limitations. The Parties shall reasonably cooperate in the defense, including, without limitation, settlement, of any third-party claim subject to indemnification hereunder. No special, punitive, exemplary, incidental or consequential damages shall be recoverable except to the extent payable to a third party in connection with a third-party claim. The Seller shall promptly, and in any event within three (3) Business Days, advance to the Buyer Indemnitees upon receipt of written notice thereof any amounts owing by the Buyer Indemnitees arising from or in respect of any Losses.

7. RELEASE.

7.1 Seller, on behalf of itself and its successors, assigns, affiliates, officers, directors, employees, agents, representatives, shareholders and any person claiming by, through or under any of them, hereby irrevocably and unconditionally releases, acquits and forever discharges the Buyer, the Company, and each of their respective past, present and future affiliates, members, managers, officers, directors, employees, agents, representatives, successors and assigns (collectively, the “Buyer Released Parties”), from any and all claims, demands, causes of action, suits, proceedings, obligations, debts, liabilities, damages, judgments, losses, costs and expenses of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, matured or unmatured, in law or in equity, that Seller now has, ever had, or hereafter may have against any Buyer Released Party arising out of, relating to or in connection with (a) the ownership, operation or conduct of the Business or the Company at any time prior to the Closing, or (b) the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that nothing in this Section shall release, waive or impair any right of Seller to enforce the express terms of this Agreement.

7.2 Seller covenants and agrees that it shall not, and shall cause its successors, assigns, affiliates, officers, directors, employees, agents, representatives, shareholders and any person claiming by, through or under any of them not to, commence, bring, maintain, prosecute, encourage or participate in any action, suit, arbitration or other proceeding against any Buyer Released Party based upon any matter released pursuant to this Section. If Seller or any such person asserts any claim or commences any proceeding in violation of the foregoing covenant, this Section may be pleaded by any Buyer Released Party as a full and complete defense and bar to such claim or proceeding and shall constitute sufficient grounds for dismissal thereof, with prejudice, including by summary judgment or similar dispositive relief. Seller acknowledges and agrees that the release and covenant not to sue set forth in this Section are material inducements to the Buyer’s and the Company’s entry into this Agreement.

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8. MISCELLANEOUS PROVISIONS.

8.1 Expenses. Except as otherwise set forth herein, each Party shall bear such Party’s own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement.

8.2 Attorneys’ Fees. If any proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Party, the prevailing Party shall be entitled to recover from the non-prevailing Party, in addition to any other relief, all costs and expenses incurred by the prevailing Party in connection with the proceeding, including court costs, witness fees and reasonable attorneys’ fees.

8.3 Governing Law; Venue.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws).

(b) ANY PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT MAY BE BROUGHT OR OTHERWISE COMMENCED IN ANY STATE OR FEDERAL COURT LOCATED IN DENVER, COLORADO. EACH PARTY TO THIS AGREEMENT: (I) EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF EACH STATE AND FEDERAL COURT LOCATED IN DENVER, COLORADO IN CONNECTION WITH ANY SUCH PROCEEDING; (II) AGREES THAT EACH STATE AND FEDERAL COURT LOCATED IN DENVER, COLORADO SHALL BE DEEMED TO BE A CONVENIENT FORUM; AND (III) AGREES NOT TO ASSERT (BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE), IN ANY SUCH PROCEEDING COMMENCED IN ANY STATE OR FEDERAL COURT LOCATED IN DENVER, COLORADO, ANY CLAIM THAT SUCH PARTY IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURT, THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURT.

(c) EACH PARTY HEREBY WAIVES SUCH PARTY’S RIGHTS TO A TRIAL BY JURY IN ANY PROCEEDING ARISING UNDER OR PURSUANT TO THIS AGREEMENT.

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8.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties and their respective successors and permitted assigns any rights or remedies.

8.5 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Parties.

8.6 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof.

8.7 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission shall be deemed original signatures.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.

SELLER:

DATZ WORLD HOLDING CORP.,
a Nevada corporation

By:	/s/ Kurt Rossner
Name:	Kurt Rossner
Title:	President

BUYER:

FOUNDATION AI LLC

By:	/s/ Kurt Rossner
Name:	Kurt Rossner
Title:	Manager

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Exhibit A

Form of Interest Assignment

FOR VALUE RECEIVED, the undersigned, DATZ WORLD HOLDINGS CORP., a Nevada corporation (“Assignor”), hereby sells, assigns, transfers and conveys to Foundation Ai LLC, a Colorado limited liability company (“Assignee”), all of Assignor’s right, title and interest in and to 100% of the issued and outstanding membership interests (the “Interests”) of LB Media Group LLC, a Colorado limited liability company (the “Company”), standing in the name of Assignor on the books and records of the Company, and irrevocably constitutes and appoints any officer of the Company, and each of them, as the true and lawful attorney-in-fact of the undersigned, with full power of substitution, in the name and on behalf of the undersigned, to make, execute and deliver any instruments of transfer and assignment and to take any and all such further actions as may be necessary or appropriate to transfer the Interests to Assignee on the books and records of the Company.

This Membership Interest Assignment is executed and delivered pursuant to, and is subject to, that certain Membership Interest Purchase Agreement dated as of May  , 2026, by and among Assignor and Assignee.

Dated:                   , 2026

DATZ WORLD HOLDINGS CORP.

By:
Name:	Anthony Bell
Title:	CEO

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